BCS/CD-700 (Rev. 12/01)

MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
BUREAU OF COMMERCIAL SERVICES

Date Received: MAR 15 2002

(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name: DOUGLAS M. LEVEILLE
Address: 37590 MEADOWHILL E.
City: NORTHVILLE State: MI ZIP Code: 48167

Effective Date:

Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

B79-66D

ARTICLES OF ORGANIZATION

For use by Domestic Limited Liability Companies
(Please read information and instructions on the last page)

Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned execute the following Articles:

ARTICLE I

The name of the limited liability company is: IME SOFTWARE SOLUTIONS, LLC

ARTICLE II

The purpose or purposes for which the limited liability company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.

ANY ACTIVITIES ALLOWED UNDER MICHIGAN LIMITED LIABILITY ACT.

ARTICLE III

The duration of the limited liability company if other than perpetual is: ______

ARTICLE IV

1. The street address of the location of the registered office is:

37590 MEADOWHILL E. (Street Address) NORTHVILLE (City), Michigan 48167 (ZIP Code)

2. The mailing address of the registered office, if different than above:

______ (Street Address or P.O. Box) ______ (City), Michigan ______ (ZIP Code)

3. The name of the resident agent at the registered office is: DOUGLAS M. LEVEILLE

ARTICLE V (insert any desired additional provision authorized by the Act; attach additional pages if needed.)

Signed this 13 day of MARCH, 2002

By Douglas M. Leveille (Signature)

DOUGLAS M. LEVEILLE (Type or Print Name)

GOLD SEAL APPEARS ONLY ON ORIGINAL